UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017 (December 4, 2017)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

In connection with plans by certain subsidiaries of Vantiv, Inc. (“Vantiv”) to offer senior unsecured notes in a private financing transaction as part of the financing for Vantiv’s potential acquisition of Worldpay Group plc, a public limited company registered in England and Wales (“Worldpay”), Vantiv anticipates disclosing to prospective investors certain summary financial information for Worldpay and the combined company not previously publicly reported. This information is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished on this Form 8-K pursuant to Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 4, 2017, Vantiv issued a press release announcing the executive leadership team appointments for the combined company. A copy of the press release is filed as Exhibit 99.2 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Certain summary financial information not previously reported to the public.

99.2	Management Announcement Press Release

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain summary financial information not previously reported to the public.

99.2	Management Announcement Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: December 5, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary